Exhibit 32

Written Statement of the Chairman and Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chairman and Chief Executive Officer of Johnson Outdoors Inc. (the “Company”), hereby certify that the Quarterly Report on Form 10-Q of the Company for the quarter ended December 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Helen P. Johnson-Leipold
Helen P. Johnson-Leipold
Chairman and Chief Executive Officer
February 3, 2017

Written Statement of the Vice President and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Vice President and Chief Financial Officer of Johnson Outdoors Inc. (the “Company”), hereby certify that the Quarterly Report on Form 10-Q of the Company for the quarter ended December 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David W. Johnson
David W. Johnson
Vice President and Chief Financial Officer
Treasurer
February 3, 2017

The above certifications are made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.